UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2012

PEREGRINE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-17085	95-3698422
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14282 Franklin Avenue, Tustin, California 92780
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (714) 508-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐            Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

On October 18, 2012, at the 2012 Annual Meeting of Stockholders (the “Annual Meeting”) of Peregrine Pharmaceuticals, Inc. (the “Company”), the Company’s stockholders approved an amendment (the “First Amendment”) to the Company’s 2011 Stock Incentive Plan (the “2011 Plan”) to increase by 8,000,000 shares the number of shares of the Company’s common stock reserved for issuance under the 2011 Plan to a total of 11,500,000 shares, and to effect certain other changes to the 2011 Plan as follows:

•	increasing the maximum number of shares of the Company’s common stock that may be granted to a participant, who is a covered employee, during any fiscal year with respect to one or more awards, to 500,000 shares; and
•	increasing the maximum amount of any performance-based award that may be granted to a covered employee during any performance period to 500,000 shares or the equivalent cash value.

The First Amendment previously had been approved by the Compensation Committee of the Company’s Board of Directors (the “Board”) on August 13, 2012, subject to stockholder approval. The First Amendment became effective immediately upon stockholder approval at the Annual Meeting.

Persons eligible to participate in the 2011 Plan, as amended by the First Amendment, will continue to include all employees, officers, non-employee directors of, and consultants to, the Company or an affiliate, as determined by the Board.

This summary of the First Amendment is qualified in its entirety by reference to the full text of the First Amendment, a copy of which is attached as Exhibit A to the Company’s Definitive Proxy Statement for its 2012 Annual Stockholders Meeting filed with the Securities and Exchange Commission on August 27, 2012 and incorporated herein by this reference. In addition, a more detailed summary of the 2011 Plan, as amended by the First Amendment, can be found in such Definitive Proxy Statement.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its 2012 Annual Meeting on October 18, 2012. Out of 104,191,176 shares of our Common Stock (as of the record date of August 22, 2012) entitled to vote at the Annual Meeting, there were 85,593,714 shares present in person or represented by proxy, representing 82% of the total outstanding shares of our Common Stock entitled to vote. At the Annual Meeting, the Company’s stockholders voted on each of the following four proposals. The final voting results of each proposal are set forth below.

Proposal No. 1: Election of Directors

The Company’s stockholders elected each of the four nominees named below to serve on the Company’s Board of Directors until the Company’s 2013 Annual Meeting of Stockholders. The votes were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Carlton M. Johnson, Jr.	39,804,269	5,411,347	40,378,098
Steven W. King	40,238,939	4,976,677	40,378,098
David H. Pohl	39,107,491	6,108,125	40,378,098
Eric S. Swartz	39,677,323	5,538,293	40,378,098

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Proposal No. 2: Ratification of Independent Registered Public Accounting Firm

The Company’s stockholders approved the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year ending April 30, 2013. The votes were as follows:

Votes For	Votes Against	Abstain
82,278,180	2,192,371	1,123,163

Proposal No. 3: To Approve an Amendment to the Company’s 2011 Stock Incentive Plan

The Company’s stockholders approved an amendment to the Company’s 2011 Stock Incentive Plan. The votes were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
36,341,756	8,171,085	702,775	40,378,098

Proposal No. 4: To Approve, On an Advisory Basis, the Compensation of the Named Executive Officers

The Company’s stockholders approved, on an advisory basis, the compensation of the named executive officers as disclosed in the Company’s Definitive Proxy Statement for its 2012 Annual Stockholders Meeting. The votes were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
27,501,304	16,606,433	1,107,879	40,378,098

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEREGRINE PHARMACEUTICALS, INC.

Date: October 18, 2012	By:	/s/ Paul J. Lytle
Paul J. Lytle Chief Financial Officer

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